Exhibit 99.2

                                                     News
                                                     Release

                                                     Vectren Corporation
                                                     P.O. Box 209
                                                     Evansville, IN  47702-0209

FOR IMMEDIATE RELEASE

July 22, 2003



             Vectren Corporation Declares Regular Quarterly Dividend

Evansville, Indiana - The board of directors of Vectren Corporation (NYSE:VVC) declared a quarterly common stock dividend of 27 1/2 cents per share, unchanged from the prior quarter. The dividend will be payable September 2, 2003 to shareholders of record at the close of business on August 15, 2003.

Vectren and its predecessor companies have recorded 43 consecutive years of annual dividend increases.

Vectren Corporation is an energy and applied technology holding company headquartered in Evansville, Indiana. Vectren's energy delivery subsidiaries provide gas and/or electricity to more than one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren's non-regulated subsidiaries and affiliates currently offer energy-related products and services to customers throughout the surrounding region. These include energy marketing; coal mining; utility infrastructure services; and broadband communication services. To learn more about Vectren, visit www.vectren.com.

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CONTACTS:
Steve Schein, Vice President, Investor Relations, 812-491-4209, sschein@vectren.com
Mike Roeder, Director - Director, Corporate Communications, 812-491-4143, mroeder@vectren.com